For Immediate Release
Pricester.com's REVSITES(tm) Wows Record Breaking Crowd at T.R.A.F.F.I.C. Convention & Expo

HOLLYWOOD, FL (March 16, 2007) - Last week, at the T.R.A.F.F.I.C. Convention & Expo in Las Vegas, where the vanguard of the domaining industry congregated to share ideas and technology, Pricester.com successfully launched its new product, REVSITES(tm). The REVSITES(tm) service drew enormous interest from show attendees and co-exhibiters alike.

The theme of the entire conference revolved around the significance of developing "parked" domain names into more comprehensive, full-fledged websites that can be more lucrative. This is precisely what REVSITES(tm) delivers. "We're taking the whole concept of domain monetization to the next logical step", commented Pricester's president, Joe Puentes. "Our "built-out" domains contain relevant content that creates higher indexing by the search engines, keeps visitors longer, and generates more revenue for the domain owner with appropriate ads, lucrative affiliate programs and even full online storefronts", Puentes continued.

Pricester's CEO, Ed Dillon, added "The overwhelmingly positive reception that we received at this important conference indicates that the REVSITES(tm) product is both well-conceived and timely. We entered a marketplace filled with firmly entrenched companies and we certainly opened up some eyes! What we launched impressed everyone. We were actively writing up orders from the convention floor. In fact, the first order we took was from another exhibitor! We're still receiving phone calls and we're very excited. Pricester's entree to the domaining world was a success and will contribute to the company's growth."

In addition to driving more traffic and incorporating more ways for the domainer to generate revenue, Pricester's REVSITES(tm) permits a direct flow of advertising revenue to the domain owner; there is no sharing of revenue with third parties, as is the case with typical domain parking services.

About Pricester.Com: Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those same listed products and services. The Pricester logo is available at http://www.primezone.com/newsroom/prs/?pkgid=2804

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

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CONTACT:  Pricester.com, Inc.
                 Investor Relations
                 Ed Dillon
                 (954) 272-1200
                 edillon@pricester.com